UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
June 10, 2008
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 10, 2008, Pinnacle Airlines Corp. issued a press release announcing that its Pinnacle Airlines, Inc. subsidiary (“Pinnacle”) had received notice from Delta Air Lines (“Delta”) of Delta’s intent to terminate the Delta Connection Agreement between the two parties (“DCA”), effective July 31.  Pinnacle began operations under the DCA in December 2007.  The contractual term of the DCA is for a period of ten years from the beginning of operations.  Pinnacle is currently receiving approximately $3.5 million per month with 9 aircraft in service under the DCA.

Delta contends that Pinnacle did not meet minimum arrival-time performance requirements contained in the DCA.  Pinnacle believes that this attempted termination is wrongful and intends to pursue all available remedies.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Pinnacle Airlines Corp. dated June 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer
June 10, 2008

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